Exhibit 10.5

 March 5, 2003

Dr. Stuart Maddin
835 West 10th Avenue
Vancouver, BC
V5Z 4E8

Dear Dr. Maddin,

Zahir Popat and Mo Aziz of Sino Pharmaceuticals Corp. have agreed to enter into a consultancy agreement with Stuart Maddin for the period of six months beginning March 5th 2003 and ending September 5th 2003, with a review after three months thereof to ascertain continuation of this agreement.

As per our discussion, the compensation will be $3000.00 U.S. dollars payable at the end of every month beginning April 5, 2003. Stuart Maddin will provide advice and best effort to assist in assembling data that will enable Sino Pharmaceuticals Corp. to proceed to the partnering stage of your development.

Business conducted on behalf of Sino Pharmaceuticals Corp. requiring Stuart Maddin to incur travel expenses will be treated and billed separate from this agreement with prior approval from Zahir Popat and/or Mo Aziz.

If you are in agreement with what has been stated, please sign below and return the original to me.


/s/____________________________         Date Signed: March 5 , 2003
Zahir Popat
On behalf of Sino Pharmaceuticals Corp.


/s/____________________________         Date Signed: March 5 , 2003
Mo Aziz
On behalf of Sino Pharmaceuticals Corp.


/s/____________________________         Date Signed: March 5 , 2003
Stuart Maddin